    As filed with the Securities and Exchange Commission on August 27, 1999

                                                    Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                              ____________________

                      ORTHODONTIC CENTERS OF AMERICA, INC.
             (Exact Name of Registrant as Specified in Its Charter)

         DELAWARE                                             72-1278948
(State or Other Jurisdiction of                             (IRS Employer
 Incorporation or Organization)                          Identification No.)

                     5000 Sawgrass Village Circle, Suite 25
                       Ponte Vedra Beach, Florida  32082
                    (Address of Principal Executive Offices)
                              ____________________

                      Orthodontic Centers of America, Inc.
                           401(k) Profit Sharing Plan
                            (Full Title of the Plan)

    Gasper Lazzara, Jr., D.D.S.             Copies of All Communications to:
     Co-Chief Executive Officer                     J. Chase Cole, Esq.
 Orthodontic Centers of America, Inc.          Waller Lansden Dortch & Davis,
5000 Sawgrass Village Circle, Suite 25  A Professional Limited Liability Company
   Ponte Vedra Beach, Florida 32082            511 Union Street, Suite 2100
(Name and Address of Agent For Service)      Nashville, Tennessee 37219-1760
                                                      (615) 244-6380

         (904) 280-4500
(Telephone Number, Including Area Code,
      of Agent For Service)

===================================================================================================================================
  TITLE OF EACH CLASS OF         AMOUNT TO BE     PROPOSED MAXIMUM OFFERING     PROPOSED MAXIMUM AGGREGATE        AMOUNT OF
SECURITIES TO BE REGISTERED(1)   REGISTERED(1)        PRICE PER SHARE(2)             OFFERING PRICE(2)          REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
   Common Stock,                   75,000                $15.96875                    $1,197,656                     $333
  $.01 par value                   shares
===================================================================================================================================

-------------------
(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement covers an indeterminate amount of interests in the 401(k) Profit Sharing Plan to be offered or sold pursuant to the employee benefit plan described herein.
(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests in the 401(k) Profit Sharing Plan to be offered or sold pursuant to the employee benefit plan described herein.
(2) Estimated pursuant to Rule 457(c) solely for purposes of calculating the amount of the registration fee, based upon the average of the high and low prices reported on August 25, 1999, as reported on the New York Stock Exchange.

            I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.  PLAN INFORMATION.(1)


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.(1)


-----------

(1) Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8.

             II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed with the Securities and Exchange Commission (the "SEC") by Orthodontic Centers of America, Inc. ("OCA") and the Orthodontic Centers of America, Inc. 401(k) Profit Sharing Plan (the "Plan") are incorporated herein by reference as of the dates thereof:

          (a) OCA's Annual Report on Form 10-K for the year ended December 31, 1998;

          (b) OCA's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

          (c) OCA's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999;

          (d) The description of OCA's Common Stock contained in OCA's Registration Statement on Form 8-A, filed on December 6, 1994; and

          (e) The Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1998.

          In addition, all documents subsequently filed by OCA and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

          Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.


ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          (a) ARTICLE VII OF THE REGISTRANT'S RESTATED CERTIFICATE OF INCORPORATION PROVIDES AS FOLLOWS:

          The Corporation shall indemnify, and upon request shall advance expenses to, in the manner and to the fullest extent permitted by law, any officer or director (or the estate of any such person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan (an "indemnitee"). The Corporation may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any person who is or was a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan against any liability which may be asserted against such person. To the fullest extent permitted by law, the indemnification and advances provided for herein shall include expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses (including attorneys' fees), judgment, fines and amounts paid in settlement to the fullest extent permitted by law, both as to action in his official capacity and as to action in another capacity while holding such office.

          (b) In addition to the foregoing provisions of the Restated Certificate of Incorporation of OCA, Section 145 of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than any action by or in the right of such corporation) by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

          (c) In addition, OCA maintains directors' and officers' liability insurance under which OCA's directors and officers are insured against loss (as defined in the policy) as a result of claims brought against them for their wrongful acts in such capacities.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.


ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER   DESCRIPTION OF EXHIBITS
------   -----------------------

  4.1    Orthodontic Centers of America, Inc. 401(k) Profit Sharing Plan/1/

  5.1 Opinion of Waller Lansden Dortch & Davis, PLLC, regarding legality (filed herewith)

  5.2 Copy of the Internal Revenue Service determination letter stating that the Plan is qualified under Section 401 of the Internal Revenue Code (filed herewith)

 23.1 Consent of Waller Lansden Dortch & Davis, PLLC (included in the opinion filed as Exhibit 5.1)

 23.2    Consent of Ernst & Young LLP (filed herewith)

 24.1    Power of Attorney (included on page II-5)

---------------
/1/ Incorporated by reference to exhibits filed with the Registrant's
    Registration Statement on Form S-1, Registration Statement No. 33-85326.

ITEM 9.   UNDERTAKINGS.

          (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ponte Vedra Beach, State of Florida, on this 17th day of August, 1999.


                                ORTHODONTIC CENTERS OF AMERICA, INC.


                                By:     Gasper Lazzara, Jr., D.D.S.
                                     --------------------------------------
                                Gasper Lazarra, Jr., D.D.S.
                                Chairman of the Board, Co-Chief Executive
                                Officer and Director



                               POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gasper Lazzara, Jr., D.D.S. and Bartholomew F. Palmisano, Sr., his attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Name                                      Title(s)                                   Date
           -----                                     ---------                                  ------
 Gasper Lazzara, Jr., D.D.S.              Chairman of the Board, Co-Chief                    August 17, 1999
---------------------------------------   Executive Officer, Director
 Gasper Lazzara, Jr., D.D.S.              (principal executive officer)

 Bartholomew F. Palmisano, Sr.            Co-Chief Executive Officer,                        August 17, 1999
---------------------------------------   Treasurer, Director
 Bartholomew F. Palmisano, Sr.

 Bartholomew F. Palmisano, Jr.            Chief Financial Officer, Secretary                 August 17, 1999
---------------------------------------   (principal financial and accounting
 Bartholomew F. Palmisano, Jr.            officer)


 Geoffrey L. Faux                         President, Director                                August 17, 1999
---------------------------------------
Geoffrey L. Faux

 Michael C. Johnsen                       Chief Operating Officer, Director                  August 17, 1999
---------------------------------------
 Michael C. Johnsen

 Ashton J. Ryan, Jr.                      Director                                           August 17, 1999
---------------------------------------
 Ashton J. Ryan, Jr.

 A Gordon Tunstall                        Director                                           August 17, 1999
---------------------------------------
 A Gordon Tunstall

 Edward J. Walters, Jr.                   Director                                           August 17, 1999
---------------------------------------
 Edward J. Walters, Jr.

    The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees or other persons who administer the employee benefit plan have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Ponte Vedra Beach, State of Florida, on the 17th day of August, 1999.


                             ORTHODONTIC CENTERS OF AMERICA, INC.
                             401(k) PROFIT SHARING PLAN


                             By:  /s/ Brian D. Reynolds
                                  ----------------------------------------
                                  First Union National Bank, the Trustee

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER
------
  4.1    Orthodontic Centers of America, Inc. 401(k) Profit Sharing Plan/1/

  5.1 Opinion of Waller Lansden Dortch & Davis, PLLC regarding legality (filed herewith)

  5.2 Copy of the Internal Revenue Service determination letter that the plan is qualified under Section 401 of the Internal Revenue Code (filed herewith)

 23.1 Consent of Waller Lansden Dortch & Davis, PLLC (included in the opinion filed as Exhibit 5.1)

 23.2    Consent of Ernst & Young LLP (filed herewith)

 24.1    Power of Attorney (included on page II-5)

-------------------
/1/ Incorporated by reference to exhibits filed with OCA's Registration
    Statement on Form S-1, Registration Statement No. 33-85326.